SHRINK SOLAR LLC UNVEILS 5TH GENERATION SOLAR CONCENTRATOR TECHNOLOGY IN PROTOTYPE DEVICE

Largest Known Polymer-Based Non-Optical Solar Concentrator Achieves Proof-of-Concept Without the Need for a Tracking Device, Mirror or Lens

CARLSBAD, CA – MAY 10, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKN); (OTCBB: INKND), an innovative nanotechnology company developing products and licensing opportunities in the solar energy production, medical diagnostics and sensors and biotechnology research and development tools businesses, announced today that its wholly-owned subsidiary, Shrink Solar LLC, is pleased to unveil the fifth generation of its solar concentrator technology, which is based on the Company's proprietary NanoShrink™ material and it’s unique photovoltaic quantum dot composition.

Shrink Solar's fifth generation solar concentrator has achieved higher efficiencies than previous generations of energy producing cells.  This design also incorporates additional structures and circuit design to bolster efficiency.  The Company believes that as this technology continues to evolve and ultimately is optimized, it will be form fit into existing silicon PV systems for windows, roofing, consumer products and other solar applications.  Shrink Solar’s patent-pending fifth generation nano-based technology uniquely filters out wavelengths currently not absorbed by silicon and re-emits them into a device by concentrating light, all without the need for a tracking device, mirror or lens.  Shrink Solar has demonstrated this proof-of-concept in an initial solar window prototype device.

“Our fifth generation solar window prototype delivers the necessary proof-of-concept to attract larger, international players in the solar energy sector and ultimately provide the resources to continue to optimize this technology for commercial applications.  Because our solar concentrator technologies are easily upgradable and can be designed to be integrated into existing solar installations, existing silicon PV manufacturers as well as window manufacturers are key potential commercial partners.  We hope to begin to announce small scale development partnerships in the near future,” said Mark L. Baum, CEO of Shrink Nanotechnologies, Inc.

About Shrink Solar LLC

Shrink Solar is dedicated to improving the industry of solar energy products. It enhances the capabilities and efficiencies of current design by capturing more of the solar rainbow. Using Shrink Solar’s patent-pending, nanocrystal-based technology, Shrink enhances silicon’s ability to absorb sunlight and convert it to electricity. Shrink’s non-optical systems are a first-in-class solar concentrator that can boost energy production from legacy silicon PV systems by optimizing the light for absorption by silicon. A newly formed Renewable Energy Team, comprising distinguished academic and industry collaborators, will provide dedicated management support. For more information on Shrink Solar LLC, a subsidiary of Shrink Nanotechnologies, Inc., please visit www.shrinksolar.com.

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. is a high-technology developing-stage company that makes ultra-functional nano-sized technologies, components and product systems. The Company operates as a first of its kind FIGA™ organization. FIGA companies bring together diverse contributions from leaders in the worlds of finance, industry, government and academia. The Company's diverse advanced plastic substrates, nano-devices and biotech research tools, among others, are designed to be ultra-functional and mechanically superior in the solar energy, environmental detection, stem cell research tools and biotechnology device markets. The Company’s products are based on a pre-stressed plastic called NanoShrink™, and on a patent-pending manufacturing process called the ShrinkChip Manufacturing Solution™. Shrink’s unique materials and manufacturing solution represents a new paradigm in the rapid design, low-cost fabrication and manufacture of nano-scale devices for numerous significant markets.

To learn more about Shrink Nanotechnologies, Inc. or to download the most up-to-date shareholder kit, please visit at www.shrinknano.com and www.shrinksolar.com.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink's ability to obtain additional financing, secure defendable patent rights, to build and develop markets for Shrink's technologies and products and to finalize a commercial-ready solar concentrator product. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink's success are more fully disclosed in Shrink's most recent public filings with the U.S. Securities and Exchange Commission.

See also:

http://www.shrinksolar.com/blog/

http://www.shrinknano.com/products/product-tools

http://www.shrinknano.com/products/product-diagnostics

http://www.shrinknano.com/tech

http://www.shrinknano.com/tr35-a-children%E2%80%99s-toy-inspires-a-cheap-easy-production-method-for-high-tech-diagnostic-chips

Contact:
For Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205